Exhibit 99.3

EXECUTIVE COMPENSATION

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Clover and its subsidiaries prior to the Closing, and to Clover Health and its subsidiaries after Closing

Summary Compensation Table

The following table provides information concerning certain compensation awarded to, earned by or paid to our Chief Executive Officer and each of our two other most highly compensated officers, whom we collectively refer to as “named executive officers,” during the years ended December 31, 2019 and 2020.

Name and Principal Position	Fiscal Year	Salary		Option Awards (2)	All Other Compensation		Total ($)
Vivek Garipalli	2020	$—	(1)	$—	$—		$—
Chief Executive Officer	2019	—	(1)	—	—		—

Andrew Toy	2020	415,385		8,190,695	11,805	(4)	8,617,885
President and Chief Technology Officer	2019	400,000		—	23,593	(3)	423,593

Gia Lee	2020	415,385		978,250	10,577	(5)	1,404,212
General Counsel and Secretary	2019	331,731		346,500	—		678,231

(1)	At his own recommendation to our board of directors, Mr. Garipalli elected to forego any compensation for 2019 and 2020.
(2)

The amount reported in this column represents the aggregate grant date fair value of stock options granted under our 2014 Equity Incentive Plan as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the stock option awards reported in this column are set forth in Note 18 to our consolidated financial statements included elsewhere in the Proxy Statement/Prospectus. Note that the amount reported in this column reflects the accounting value for the stock option awards and may not correspond to the actual economic value that may be received by the named executive officer from the equity award.

(3)	The amounts reported consist of (i) car services and related transportation costs of $17,516 and (ii) matching 401(k) contributions of $6,077.
(4)	The amounts reported consist of (i) car services and related transportation costs of $3,805 and (ii) matching 401(k) contributions of $8,000.
(5)	The amounts reported consist of matching 401(k) contributions.

Executive Compensation Arrangements in Effect Prior to the Closing

Executive Compensation Arrangements

Clover previously entered into offer letters with Mr. Toy and Ms. Lee. Both of these arrangements provide for at will employment and generally include the named executive officer’s initial base salary and an initial equity award grant. In addition, Mr. Garipalli, Mr. Toy and Ms. Lee have each executed a confidential information and invention assignment agreement with Clover. Mr. Toy’s offer letter and all the benefits provided therein was superseded by the employment agreement that he entered into with Clover in connection with the Closing, which is described in more detail below.

Ms. Lee’s offer letter provides that if she is terminated by us without cause or if she resigns for good reason upon the consummation of or within 24 months following a change in control transaction, then 100% of the then unvested shares subject to her equity awards will immediately vest and become exercisable upon the date of such termination.

Potential Payments upon Termination or Change in Control

Clover has provided in the offer letter with Ms. Lee that if she is terminated by us without cause or if she resigns for good reason upon the consummation of or within 24 months following a change in control transaction, then 100% of the then unvested shares subject to her equity awards will immediately vest and become exercisable upon the date of such termination.

2020 Pension Benefits/Nonqualified Deferred Compensation Table

None of Clover’s named executive officers participated in any defined benefit pension plans or any non-qualified deferred compensation plans in 2020.

Other Elements of Compensation

Clover’s named executive officers are eligible to participate in Clover’s employee benefit plans, including Clover’s medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case, on the same basis as all of Clover’s other employees. Clover provides a 401(k) plan to its employees, including its current named executive officers, as discussed in the section below entitled “—401(k) Plan.” Clover generally does not provide perquisites or personal benefits to Clover’s named executive officers, except in limited circumstances.

401(k) Plan. Clover maintains a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Employees are immediately and fully vested in their contributions. The 401(k) plan permits Clover to make matching contributions and profit-sharing contributions to eligible participants. Clover intends for its 401(k) plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and earnings on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information regarding outstanding stock options held by certain of the named executive officers as of December 31, 2020 on an as converted basis.

			Number of Securities Underlying Unexercised Options(1)		Option Awards
	Grant Date		Exercisable	Unexercisable	Exercise Price	Expiration Date
Name
Vivek Garipalli	—		—	—	$—	—

Andrew Toy	07/22/2018	(2)	631,033	—	1.67	07/21/2028
	07/22/2018	(3)	3,155,168	—	1.67	07/21/2028
	02/04/2020	(4)	5,344,515	—	2.23	02/03/2030
	02/04/2020	(5)	3,669,607	—	5.45	02/03/2030

Gia Lee	03/26/2019	(6)(7)	393,364	175,356	1.94	03/25/2029
	02/04/2020	(7)(8)	232,441	103,261	2.23	02/03/2030
	02/04/2020	(7)(9)	504,093	504,093	2.23	02/03/2030

(1)	All of the outstanding equity awards were granted under our 2014 Plan.
(2)

1/12th of the shares subject to the option vested on February 5, 2018, and on each month thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the named executive officer’s employment agreement.

(3)

1/5th of the shares subject to the option vested on February 5, 2019, and an additional 1/48th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the named executive officer’s employment agreement.

(4)

1/60th of the shares subject to the option vested on July 1, 2019 and an additional 1/60th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the name executive’s offer letter.

(5)

1/60th of the shares subject to the option vested on July 1, 2019 and an additional 1/60th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the name executive’s offer letter. The shares subject to the option are fully vested as of January 7, 2021.

(6)

1/5th of the shares subject to the option vested on January 14, 2020, and an additional 1/48th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the named executive officer’s offer letter.

(7)	50% of the option grant is early exercisable, while the other 50% becomes exercisable once vested, except as otherwise provided in the named executive officer’s offer letter.
(8)

1/60th of the shares subject to the option vested on February 14, 2019 and an additional 1/60th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the name executive’s offer letter.

(9)

24/60th of the shares subject to the option vest on January 1, 2022 and an additional 1/60th of the remaining shares vest monthly thereafter, subject to continued service to us as of each vesting date, except as otherwise provided in the name executive’s offer letter.

2014 Plan

General. Clover’s board of directors adopted the 2014 Equity Incentive Plan (the “2014 Plan”) in July 2014, and Clover’s stockholders approved the 2014 Plan in October 2014. The 2014 Plan was last amended in September 2018. Effective as of the Closing Date, the 2014 Plan terminated at which time the outstanding awards previously granted thereunder were assumed by us, and no new awards are available for grant under the 2014 Plan. The 2014 Plan provided for incentive and nonstatutory stock options to purchase shares of Clover common stock, restricted stock awards and restricted stock unit awards. Previously granted awards under the 2014 Plan continue to be subject to the terms and conditions of the 2014 Plan and the stock award agreements pursuant to which such awards were granted.

Equity Awards Under the 2014 Plan Granted in Connection with the Business Combination

Clover’s board of directors granted the following stock awards under the 2014 Plan effective immediately prior to the Closing to Mr. Garipalli and Mr. Toy (the “Pre-Closing Founder Grants”).

•

Garipalli Performance-Based Award –Clover granted Mr. Garipalli, a performance-based RSU award covering 7,164,581 shares of Class B common stock, which will vest and become settled by satisfying each of the following two conditions:

(1)	Service - 20% will vest on each anniversary of the Closing, subject to Mr. Garipalli’s continued service to us as our CEO, Co-CEO or Executive Chairman through each vesting date; and

(2)

Performance - Measured beginning after the first anniversary of the Closing, 50% will vest upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days, and the remaining 50% will vest upon our volume-weighted average stock closing price reaching $25 for 90 consecutive calendar days; provided all such vesting occurs within 5 years of the Closing.

•

Toy Performance-Based Award - Clover granted Mr. Toy, a performance-based RSU award covering 3,582,291 shares of Class B common stock, which will vest and become settled by satisfying each of the following two conditions:

(1)	Service - 20% will vest on each anniversary of the Closing, subject to Mr. Toy’s continued service to our through each vesting date; and

(2)

Performance - Measured beginning after the first anniversary of the Closing, 100% will vest upon our volume-weighted average stock closing price reaching $20 for 90 consecutive calendar days; provided such vesting occurs on or within 5 years of the Closing.

In addition, upon a change in control as defined in the 2014 Plan (which did not include the Business Combination), the Pre-Closing Founder Grants will fully vest as to their service conditions, and if the per share value in the change in control equals or exceeds the required stock closing price under their performance conditions, the awards will also fully vest as to the applicable performance conditions. Any portion of the awards unvested at the consummation of the change in control will be forfeited. The Pre-Closing Founder Grants will also be subject to the terms and conditions of the employment agreements that Mr. Garipalli and Mr. Toy entered into with Clover Health as discussed in the section below entitled “—Executive Compensation Arrangements in Effect as of the Closing.”

Executive Compensation Arrangements in Effect as of the Closing

Employment Agreements

Vivek Garipalli

In connection with the Closing, on December 31, 2020, Clover entered into an employment agreement with Mr. Garipalli, which was assumed by Clover Health, pursuant to which Mr. Garipalli serves as Clover Health’s Chief Executive Officer and will report directly to Clover Health’s board of directors. Mr. Garipalli’s employment under the employment agreement is at-will.

Under his employment agreement, Mr. Garipalli is not initially entitled to an annual base salary or incentive cash bonus, but such cash compensation may be provided to him in the future at the discretion of the board of directors or compensation committee. Mr. Garipalli is eligible to participate in the health, welfare and fringe benefit plans provided by us to our employees.

Pursuant to his employment agreement, we granted Mr. Garipalli two RSU awards as of the date of the Closing, which collectively covers 22,284,655 shares of our Class B common stock that represent four percent (4%) of the number of shares of all classes of our common stock as of the Closing (together, the “Garipalli Management Plan RSUs”). The vesting schedule and other terms of the Garipalli Management Plan RSUs are described in the below sections entitled “—Management Incentive Plan—Garipalli Time-Based Award” and “—Management Incentive Plan—Garipalli Performance-Based Award.”

If Mr. Garipalli’s employment is terminated by the company without cause, or by Mr. Garipalli for good reason (each term as defined in his employment agreement) during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan) subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Garipalli will be entitled to receive full accelerated vesting of all his outstanding and unvested equity awards.

For purposes of Mr. Garipalli’s employment agreement:

“Cause” is generally defined to mean, subject to certain notice requirements and cure rights, Mr. Garipalli’s: (i) gross negligence or willful misconduct in the performance of his duties or violation of any written company policy, (ii) commission of any act of fraud, theft, embezzlement, financial dishonesty, misappropriation or other willful misconduct that has caused or is reasonably expected to result in injury to the company, (iii) conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude, (iv) unlawful use (including being under the influence) or possession of illegal drugs on the premises of the company or while performing his duties, (v) unauthorized use or disclosure of any proprietary information or trade secrets of the company or any party to whom he owes an obligation of nondisclosure from his relationship with the company, or (vi) his material breach of any obligations under any written agreement with the company.

“Good reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) a material reduction of his duties, authority or responsibilities relative to immediately prior to such reduction, provided that a reduction solely by virtue of the company being acquired and made part of a larger entity will not constitute “good reason,” (ii) a material reduction in base salary (except where applicable to all similarly situated executive officers), provided, that a reduction of less than 10 percent will not be considered material, (iii) a material change in the geographic location of his primary work facility or location, provided, that a relocation of less than 50 miles from his then-present work location will not be considered material, or (v) a material breach by the company of a material provision of his employment agreement.

Andrew Toy

In connection with the Closing, on December 31, 2020, Clover entered into an employment agreement with Mr. Toy, which was assumed by Clover Health, pursuant to which Mr. Toy serves as Clover Health’s President and Chief Technology Officer and will report directly to Mr. Garipalli. Mr. Toy’s employment under the employment agreement is at-will.

Under his employment agreement, Mr. Toy will receive an initial annual base salary of $450,000 and will be eligible to receive an annual cash incentive bonus targeted at 100 percent (100%) of Mr. Toy’s then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Clover Health and/or individual performance objectives, as determined by the board of directors or compensation committee. Mr. Toy’s annual base salary and cash incentive bonus target percentage may be adjusted in the future at the discretion of the board of directors or compensation committee. Mr. Toy is also eligible to participate in the health, welfare and fringe benefit plans provided by us to our employees.

Pursuant to the employment agreement, we granted Mr. Toy, an RSU award under the Management Incentive Plan as of the date of the Closing that covers 11,142,328 shares of our Class B common stock (the “Toy Management Plan RSUs”). The vesting schedule and other terms of the Toy Management Plan RSUs are described in the below section entitled “—Management Incentive Plan—Toy Performance-Based Award.” Mr. Toy will also be eligible for future equity awards from us under the 2020 Plan as determined by the board of directors or the compensation committee in their discretion.

Effective as of the Closing Date, Mr. Toy also received vesting in full of his option granted on February 4, 2020 for 3,669,607 shares of Clover common stock (on an as-converted basis) under the 2014 Plan.

If Mr. Toy’s employment is terminated by us without cause, or by Mr. Toy for good reason (each term as defined in his employment agreement), subject to his execution and non-revocation of a general release of claims in our favor and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts, Mr. Toy will be entitled to receive the following severance payments and benefits: (i) an amount equal to Mr. Toy’s annual base salary then in effect and (ii) continued health care coverage for 12 months after the termination date. In addition, if Mr. Toy terminates his employment due to the failure to promote him to Chief Executive Officer immediately following the resignation or termination of Mr. Garipalli as our Chief Executive Officer, he will receive full accelerated vesting of all outstanding and unvested equity awards of Clover Health.

However, if either such termination of employment occurs during the period beginning one month prior to and ending 12 months following a change in control (as defined in the 2020 Plan), subject to his execution and non-revocation a general release of claims in our favor and continued compliance with restrictive covenants, then, in addition to any accrued amounts, Mr. Toy instead will be entitled to receive the following severance payments and benefits: (i) an amount equal to one and one-half times Mr. Toy’s annual base salary then in effect, (ii) continued health care coverage for 18 months after the termination date and (iii) full accelerated vesting of all outstanding and unvested equity awards of Clover Health.

In Mr. Toy’s employment agreement, “cause” has the same definition as Mr. Garipalli’s described above. “Good reason,” for purposes of Mr. Toy’s employment agreement is defined as follows:

“Good reason” is generally defined to mean, subject to certain notice requirements and cure rights: (i) the failure to promote or appoint him, in good faith, to Chief Executive Officer, immediately after the resignation or termination of Mr. Garipalli as Chief Executive Officer, (ii) a material reduction of his duties, authority or responsibilities relative to immediately prior to such reduction, (iii) any change of title (unless to Chief Executive Officer following the resignation of Mr. Garipalli), including a title change related to an acquisition by a larger entity, (iv) a material reduction in his base salary (except where applicable to all similarly situated executive officers), provided, that a reduction of less than ten percent will not be considered material, (v) any requirement for him to report to a work facility or location other than his home office or required business travel, or (iv) a material breach by the company of a material provision of his employment agreement.

Mr. Garapalli’s and Mr. Toy’s employment agreements both require customary confidentiality, invention assignment and non-solicitation agreements, and include “best pay” provisions under Section 280G of the Code, pursuant to which any parachute payments that become payable to Mr. Garipalli or Mr. Toy will either be paid in full or reduced such that the payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment.

Gia Lee

We expect to enter into an employment agreement with Ms. Lee, pursuant to which Ms. Lee will serve as our General Counsel and will report directly to our Chief Executive Officer. We anticipate her agreement will establish, among other things, her base salary, target bonus opportunity, and standard employee benefits. Until then, the terms of Ms. Lee’s current offer letter as described above in “—Executive Compensation Arrangements in Effect Prior to the Closing” will continue to apply.

Equity Incentive Plans

2020 Equity Incentive Plan

On October 5, 2020, SCH’s board of directors adopted, and on January 6, 2021, our stockholders approved the 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan became effective on January 6, 2021.

Purpose

The 2020 Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our shareholders, and (iii) promote the success of our business. The 2020 Plan is intended to replace the 2014 Plan. Clover board of directors terminated the 2014 Plan, effective as of the Closing Date. No additional stock awards will be granted under the 2014 Plan, although all outstanding stock awards granted under the 2014 Plan immediately prior to the Closing were assumed by us and continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2014 Plan.

Types of Stock Awards

The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and stock bonus awards (all such types of awards, collectively, “stock awards”).

Share Reserve

Number of Shares

Subject to adjustments as set forth in the 2020 Plan, the maximum aggregate number of shares of our Class A common stock that may be issued under the 2020 Plan is 30,641,401 shares. The shares may be authorized, but unissued, or reacquired Class A common stock. Furthermore, subject to adjustments as set forth in the 2020 Plan, in no event will the maximum aggregate number of shares that may be issued under the 2020 Plan pursuant to incentive stock options exceed the number set forth above.

The number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the lessor of (i) seven percent (7%) of the outstanding shares on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the board of directors; provided that for each fiscal year beginning with the 2025 fiscal year through the fiscal year that includes the expiration date of the 2020 Plan, each such increase shall be reduced to the lessor of five percent (5%) of the outstanding shares on the last day of the immediately preceding fiscal year or such number of shares determined by our board of directors.

Lapsed Awards

If all or any part of a stock award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, or cancelled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring shares covered by the stock award at a price not greater than the price (as adjusted pursuant to the 2020 Plan) paid by the participant for such shares or not issuing any shares covered by the stock award, the unused shares covered by the stock award will, as applicable, become or again be available for stock award grants under the 2020 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding stock awards shall not count against the share limit set forth in the 2020 Plan. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under the 2020 Plan and shall not be available for future grants of stock awards: (i) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (ii) shares purchased on the open market with the cash proceeds from the exercise of stock options; and (iii) shares delivered (either by actual delivery or attestation) to us by a participant to satisfy the applicable exercise or purchase price of a stock award and/or to satisfy any applicable tax withholding obligation with respect to a stock award (including shares retained by us from the stock award being exercised or purchased and/or creating the tax obligation).

Assumption or Substitution of Awards by the Company

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, in connection with an acquisition, merger or consolidation of such other company, by either: (a) assuming such award under the 2020 Plan or (b) granting an award under the 2020 Plan in substitution of such other company’s award. Any awards that are assumed or substituted under the 2020 Plan will not reduce the number of shares authorized for grant under the Plan or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2020 Plan. Incentive stock options may only be granted to employees.

Administration

The 2020 Plan must be administered by our board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). Awards granted to an officer or director of Clover Health or any other person whose transactions in our Class A common stock are subject to Section 16 of the Exchange Act (each, an “Insider”) must be approved by two or more “non-employee directors” of the board of directors (as defined in the regulations promulgated under Section 16 of the Exchange Act). Currently, our compensation committee serves as the Plan Administrator.

Subject to the terms of the 2020 Plan, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2020 Plan; (ii) select the service providers to whom stock awards may be granted under the 2020 Plan; (iii) determine the number of shares to be covered by each stock award granted under the 2020 Plan; (iv) approve forms of stock award agreements for use under the 2020 Plan; (v) determine the terms and conditions, not inconsistent with the terms of the 2020 Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2020 Plan (subject to shareholder approval); (vii) construe and interpret the terms of the 2020 Plan and stock awards granted pursuant to the 2020 Plan; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2020 Plan, any stock award or any stock award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2020 Plan; (x) modify or amend each stock award (subject to the terms of the 2020 Plan); (xi) adjust performance goals applicable to a participant with respect to a stock award to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary events or circumstances; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2020 Plan; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xv) make all other determinations deemed necessary or advisable for administering the 2020 Plan.

However, to the extent permitted by applicable law and listing requirements, our board of directors or a committee thereof may delegate to one or more of our officers who may be (but are not required to be) Insiders, the authority to (a) designate employees who are not Insiders to be recipients of stock awards and determine the number of shares subject to stock awards granted to such designated employees, subject to certain restrictions that are set forth in the 2020 Plan and (b) take any and all actions on behalf of our board of directors or a committee thereof other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates.

Stock Options

Each stock option must be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options must be treated as nonstatutory stock options. Incentive stock options may only be granted to employees.

The term of each stock option must be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant, or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our affiliates, the term of the incentive stock option will be 5 years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in, and in a manner consistent with, Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment. In the case of an incentive stock option, the Plan Administrator will determine the acceptable form of consideration at the time of grant.

If a participant ceases to be a service provider other than for “Cause” (as defined in the 2020 Plan), the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or “Disability” (as defined in the 2020 Plan), and three months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant will immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause and the participant will be prohibited from exercising his or her stock option from and after the date of such termination.

Stock Appreciation Rights (SARs)

The Plan Administrator determines the terms and conditions of each SAR, provided that the exercise price for each SAR must be no less than 100% of the fair market value of the underlying shares of our Class A common stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, in shares of equivalent value, or in some combination thereof, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of our Class A common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class A common stock. Upon meeting the applicable vesting criteria, the participant will be entitled to receive a payout for his or her earned RSUs as determined by the Plan Administrator in the form of cash, shares, or a combination of both.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the shares of restricted stock with respect to which they were paid.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Stock Bonus Awards

A stock bonus award is an award of shares to an eligible person without a purchase price that is not subject to any restrictions. The Plan Administrator will determine the number of shares to be awarded to the participant under a stock bonus award. A stock bonus award may be paid in cash, whole shares, or a combination thereof, based on the fair market value of the shares subject to the stock bonus award on the date of payment, as determined in the sole discretion of the Plan Administrator.

Performance Awards

The Plan Administrator may grant stock options, SARs, restricted stock and RSUs that are subject to the satisfaction of specified performance criteria. The Plan Administrator determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria (including any adjustment(s) thereto that will be applied in determining the achievement of such performance criteria), the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions; provided that all performance criteria must be determined when the achievement of such criteria remains substantially uncertain.

The Plan Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Plan Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Performance goals may differ from participant to participant, performance period to performance period and from stock award to stock award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against the performance of us as a whole or against any of our affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of us or individual project company, (v) on a pre-tax or after-tax basis, (vi) on a GAAP or non-GAAP basis, and/or (vii) using an actual foreign exchange rate or on a foreign exchange neutral basis.

Outside Director Limitations

Stock awards granted during a single fiscal year under the 2020 Plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the board of directors, will not exceed $1,000,000 in total value for any outside director serving as the lead director of the board of directors or chair of the board of directors and $750,000 in total value for any other outside director (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes). Such applicable limit will include the value of any stock awards that are received in lieu of all or a portion of any annual committee cash retainers or other similar cash-based payments. Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an outside director will not count for purposes of these limits.

Leaves of Absence / Transfer Between Locations

The Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of stock awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any of our affiliates. If an employee holds an incentive stock option and such leave exceeds three months then, for purposes of incentive stock option status only, such employee’s service as an employee will be deemed terminated on the first day following such three month period and the incentive stock option will thereafter automatically treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written company policy.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Clawback/Recovery

The Plan Administrator may specify in a stock award agreement that the participant’s rights, payments, and/or benefits with respect to a stock award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a stock award. Notwithstanding any provisions to the contrary under the 2020 Plan, a stock award granted under the 2020 Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the stock award and/or shares issued under the stock award, any amounts paid under the stock award, and any payments or proceeds paid or provided upon disposition of the shares issued under the stock award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of our capital stock or other securities of us or other significant corporate transaction, or other change affecting our capital stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2020 Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2020 Plan and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Internal Revenue Code (“Section 409A”).

Dissolution or Liquidation

In the event of the proposed winding up, dissolution or liquidation of us, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, a stock award will terminate immediately prior to the consummation of such proposed action.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “Change in Control” (as defined in the 2020 Plan) each outstanding stock award (vested or unvested) will be treated as the Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding stock awards (if we are the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards; provided, that, if the exercise price or purchase price for such stock awards equals or exceeds the fair market value of the shares subject to such stock awards, then the stock awards may be terminated without payment (provided further, that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (e) the full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding stock award and lapse of our right to repurchase or re-acquire shares acquired under a stock award or lapse of forfeiture rights with respect to shares acquired under a stock award; or (f) the opportunity for participants to exercise their stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

Change in Control

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2020 Plan) as may be provided in the stock award agreement for such stock award or as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur.

Amendment, Termination and Duration of the 2020 Plan

The 2020 Plan will continue in effect for a term of 10 years measured from the board approval date, unless terminated earlier under the terms of the 2020 Plan. The Plan Administrator may at any time amend, alter, suspend or terminate the 2020 Plan pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise required by applicable law.

Management Incentive Plan

On October 5, 2021, SCH’s board of directors adopted, and on January 6, 2021, our stockholders approved the 2020 Management Incentive Plan (the “Management Incentive Plan”). The Management Incentive Plan became effective on January 6, 2021.

Purpose

The Management Incentive Plan is intended to (i) incentivize the Vivek Garipalli and Andrew Toy (the “MIP Participants”) with long-term equity-based compensation to align their interests with our shareholders and (ii) promote the success of our business.

Type of Stock Award

The Management Incentive Plan only permits the grant of RSUs to MIP Participants in the amounts and pursuant to the terms set forth in the New Plan Benefits section of the Proxy Statement/Prospectus. The 2020 Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and performance shares (all such types of awards, collectively, “stock awards”).

Share Reserve

Maximum Number of Shares

Subject to adjustments as set forth in the Management Incentive Plan, the maximum aggregate number of shares of our Class B common stock that may be issued under the Management Incentive Plan is 33,426,983 shares. The shares may be authorized, but unissued, or reacquired our Class B common stock.

Lapsed Awards

Once an RSU award is granted under the Management Incentive Plan, the shares underlying such award reduce the pool available for issuance under the Management Incentive Plan and, once granted pursuant to a RSU Award, such shares will never be available for future issuance under the Management Incentive Plan under any circumstance.

Eligibility

Only the MIP Participants are eligible to receive RSUs under the Management Incentive Plan.

Administration

The Management Incentive Plan must administered by our board of directors or a committee thereof, which committee will be constituted to satisfy applicable laws (the “MIP Plan Administrator”). Currently, our compensation committee serves as the MIP Plan Administrator.

Subject to the terms of the Management Incentive Plan, the MIP Plan Administrator has the authority to (i) grant RSUs to MIP Participants in the amounts and pursuant to the terms set forth in the New Plan Benefits section of the Proxy Statement/Prospectus; (ii) approve forms of RSU award agreements for use under the Management Incentive Plan, provided such forms of RSU award agreements are consistent with the terms of the Management Incentive Plan; (iii) construe and interpret the terms of the Management Incentive Plan and RSU awards granted pursuant to the Management Incentive Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the Management Incentive Plan, any RSU award or any RSU award agreement; (v) prescribe, amend and rescind rules and regulations relating to the Management Incentive Plan; (vi) modify or amend each RSU award (subject to the terms of the Management Incentive Plan), including but not limited to the discretionary authority to accelerate vesting; (vii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Management Incentive Plan; (viii) authorize any person to execute on our behalf any instrument required to effect the grant of a RSU award previously granted by the MIP Plan Administrator; (ix) allow a participant to defer the receipt of the delivery of shares that would otherwise be due to such participant under a RSU award; and (x) make all other determinations deemed necessary or advisable for administering the Management Incentive Plan.

RSUs

Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class B common stock. Upon meeting the applicable vesting criteria, the MIP Participants will be entitled to receive a payout upon the date(s) determined by the MIP Plan Administrator and set forth in their RSU award agreement for his earned RSUs in the form of shares.

The RSU awards were granted to the MIP Participants on the Closing Date. Each RSU award will vest pursuant to the criteria set forth in the New Plan Benefits section of the Proxy Statement/Prospectus.

During the vesting period, each MIP Participant holding RSUs will hold no voting rights by virtue of such RSUs. The MIP Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Performance-Based RSUs

Certain RSU awards granted under the Management Incentive Plan are performance-based awards that will only vest upon the achievement of pre-established stock price goals set forth in the New Plan Benefits section of the Proxy Statement/Prospectus. The MIP Plan Administrator will determine and approve the extent to which such stock price goals have been timely achieved and the extent to which the shares subject to such RSU award have thereby been earned.

Leaves of Absence/Transfer Between Locations

The MIP Plan Administrator has the discretion to determine at any time whether and to what extent the vesting of RSU awards will be suspended during any leave of absence; provided that in the absence of such determination, vesting of RSU awards will continue during any paid leave and will be suspended during any unpaid leave (unless otherwise required by applicable laws). An RSU award will not cease to vest in the case of (i) any leave of absence approved by the MIP Plan Administrator or (ii) transfers between our locations or between us and any of our affiliates.

Nontransferability of RSU Awards

Unless determined otherwise by the MIP Plan Administrator, an RSU award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

Clawback/Recovery

The MIP Plan Administrator may specify in a RSU award agreement that the participant’s rights, payments, and/or benefits with respect to a RSU award will be subject to reduction, cancellation, forfeiture, and/or recoupment upon the occurrence of certain specified events, in addition to any applicable vesting, performance or other conditions and restrictions of a RSU award. Notwithstanding any provisions to the contrary under the Management Incentive Plan, an RSU award granted under the Management Incentive Plan will be subject to any clawback policy as may be established and/or amended from time to time by us. The MIP Plan Administrator may require a participant to forfeit or return to and/or reimburse us for all or a portion of the RSU award and/or shares issued under the RSU award, any amounts paid under the RSU award, and any payments or proceeds paid or provided upon disposition of the shares issued under the RSU award, pursuant to the terms of such company policy or as necessary or appropriate to comply with applicable laws.

Adjustments

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of our common stock or other securities of us or other significant corporate transaction, or other change affecting our capital stock occurs, the MIP Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Management Incentive Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Management Incentive Plan and/or the number, class, kind and price of securities covered by each outstanding RSU award; provided that all such adjustments will be made in a manner that does not result in taxation under Section 409A of the Internal Revenue Code (“Section 409A”).

Dissolution or Liquidation

In the event of the proposed winding up, dissolution or liquidation of us, the MIP Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously settled, an RSU award will terminate immediately prior to the consummation of such proposed action.

Corporate Transaction

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock, or (iv) a “change in control” (as defined in the Management Incentive Plan) each outstanding RSU award (vested or unvested) will be treated as the MIP Plan Administrator determines, which determination may provide for one or more of the following: (a) the continuation of such outstanding RSU awards (if we are the surviving corporation); (b) the assumption of such outstanding RSU awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such RSU awards; (d) the cancellation of such RSU awards in exchange for a payment to the participants equal to the fair market value of the shares subject to such RSU awards as of the Closing Date of such corporate transaction (provided that such payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the full or partial acceleration of vesting and accelerated expiration of an outstanding RSU award.

Change in Control

An RSU award may be subject to additional acceleration of vesting upon or after a change in control (as defined in the Management Incentive Plan) as may be provided in any other written agreement between us or any of our affiliates and the participant, but in the absence of such provision, no such acceleration will occur. In connection with the Business Combination, we entered into an employment agreement with each MIP Participant, effective as of the Closing Date, which provides for among other things, certain severance payments and benefits and the accelerated vesting of equity in connection with each named executive officer’s termination of employment or resignation for good reason under various circumstances, including in connection with a change in control of Clover Health. See the above section entitled “—Executive Compensation Arrangements in Effect as of the Closing” for more information.

Amendment, Termination and Duration of the Management Incentive Plan

The Management Incentive Plan will continue in effect until all the RSU awards granted thereunder are no longer outstanding. The MIP Plan Administrator may at any time amend, alter, suspend or terminate the Management Incentive Plan.

We made the following grants described below, effective as of the Closing Date, under the Management Incentive Plan:

Garipalli Time-Based Award

Vivek Garipalli received an RSU award under the MIP (the “Garipalli Time-Based Award”) covering 16,713,491 shares of Class B common stock. The Garipalli Time-Based Award shall become vested as to twenty percent (20%) of the RSUs subject to the Garipalli Time-Based Award on each of the first five (5) anniversaries of the Closing Date, subject to Mr. Garipalli’s continuous service as Clover Health’s CEO, Co-CEO or Executive Chairman through each vesting date. Except as set forth in Mr. Garipalli’s employment agreement with us, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

Garipalli Performance-Based Award

Mr. Garipalli received an RSU award under the Management Incentive Plan (the, “Garipalli Performance-Based Award”) covering 5,571,164 shares of Class B common stock, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement—the service requirement will be satisfied at a rate of twenty percent (20%) of the RSUs subject to the Garipalli Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to Mr. Garipalli’s continuous service as Clover Health’s CEO, Co-CEO or Executive Chairman through each service-based vesting date. Except as set forth in Mr. Garipalli’s employment agreement with us, if Mr. Garipalli is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

•

Performance requirement—the performance requirement will be satisfied if we achieve a volume-weighted average stock price above a threshold of $30, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

Toy Performance-Based Award

Andrew Toy received an RSU award under the Management Incentive Plan (the “Toy Performance-Based Award”) covering 11,142,328 shares of Class B common stock, which will vest and become settled by satisfying two conditions, as set forth below:

•

Service requirement—the service requirement will be satisfied at a rate of twenty percent (20%) of the RSUs subject to the Toy Performance-Based Award on each of the first five anniversaries of the Closing Date, subject to Mr. Toy’s continuous service as a service provider to Clover Health through each service-based vesting date. Except as set forth in Mr. Toy’s employment agreement with us, if Mr. Toy is terminated for any reason prior to any applicable vesting date, any then unvested RSUs will be forfeited for no consideration. The RSUs shall settle as set forth in the RSU award agreement.

•

Performance requirement—the performance requirement will be satisfied if we achieve a volume-weighted average stock price above a threshold broken out into two equal tranches as set forth in the below table, for a period of ninety (90) consecutive calendar days; provided that the performance metrics will not be measured nor may be satisfied prior to the one year anniversary of the Closing Date.

Tranche	Number of Shares of Class B Common Stock	Stock Price Hurdle
1	5,571,164	$25
2	5,571,164	$30

General Terms

Each of the Garipalli Performance-Based Award and the Toy Performance-Based Award (collectively, the “Performance-Based Awards”) will include the following general terms:

•

The performance requirement must be satisfied within five (5) years of the Closing Date (the “Performance Deadline”). Any portion of a Performance-Based Award that is unvested as of the Performance Deadline will be forfeited for no consideration.

•

Upon a change in control (as defined in the Management Incentive Plan), if the per share value in the change in control is above the stock price hurdle set forth in the above table or, if the stock price hurdle was satisfied at any time prior to a change in control, then that tranche will vest in connection with the change in control. Any portion of a Performance-Based Award that is unvested as of the consummation of such change in control will be forfeited for no consideration. For the avoidance of doubt, the transaction contemplated by the Merger Agreement, shall not constitute a change in control for purposes of these Performance-Based Awards.

2020 Employee Stock Purchase Plan

On October 5, 2020, SCH’s board of directors adopted, and on January 6, 2021, our stockholders approved the 2020 Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective on January 6, 2021.

Purpose

The ESPP provides a means by which eligible employees and/or eligible service providers of either our company or designated related corporations and affiliates (“Designated Companies”) may be given an opportunity to purchase shares of our Class A common stock. The ESPP permits us to grant a series of purchase rights to eligible employees and eligible service providers. By means of the ESPP, we seek to (i) retain and assist our related corporations and affiliates in retaining the services of such eligible employees and eligible service providers, (ii) secure and retain the services of new eligible employees and eligible service providers and (iii) provide incentives for such persons to exert maximum efforts for our success and that of our related corporations and affiliates.

Qualified and Non-Qualified Offerings Permitted

The ESPP includes two components: a “423 Component” and a “Non-423 Component.” We intend for the 423 Component to qualify as an Employee Stock Purchase Plan pursuant to Section 423 of the Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the ESPP authorizes grants of purchase rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan under Section 423 of the Code. Except as otherwise provided in the ESPP or determined by the ESPP Administrator (as defined below), the Non-423 Component will be operated and administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.

Administration

Our board of directors has the power to delegate administration of the ESPP to a committee composed of not fewer than one member of our board of directors. The ESPP is administered by our board of directors or a committee thereof (the “ESPP Administrator”). The ESPP Administrator has the final power to construe and interpret both the ESPP and the rights granted under it. The ESPP Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our Class A common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the 423 Component or Non-423 Component of the ESPP. Whether or not our board of directors has delegated administration of the ESPP to a committee, the board of directors will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP. Currently, our compensation committee serves as the ESPP Plan Administrator.

Stock Subject to ESPP

Subject to adjustments as provided in the ESPP, the maximum number of shares of our Class A common stock that may be issued under the ESPP will not exceed 2,785,582, plus the number of shares of our Class A common stock that are automatically added on the first day of each fiscal year beginning with the 2022 fiscal year and ending on (and including) the first day of the 2030 fiscal year in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of our Class A common stock outstanding on the last day of the calendar month prior to the date of such automatic increase, and (ii) such number of shares of our Class A common stock as determined by the ESPP Administrator; provided that the maximum number of shares of our Class A common stock reserved under the ESPP shall not exceed 10% of the total outstanding capital stock of the combined company (inclusive of the shares reserved under the ESPP) as of the Closing Date on an as-converted basis. Notwithstanding the foregoing, the ESPP Administrator may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of our Class A common stock than would otherwise occur pursuant to the preceding sentence. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of our Class A common stock not purchased under such purchase right will again become available for issuance under the ESPP.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may be comprised of one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of our Class A common stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of our Class A common stock, subject to certain limitations.

Eligibility

Purchase rights may be granted only to our employees, employees of designated related corporations or, solely with respect to the Non-423 Component, employees of an affiliate (other than a designated related corporation) or eligible service providers. The ESPP Administrator may provide that employees will not be eligible to be granted purchase rights under the ESPP if, on the offering date, the employee (i) has not completed at least 2 years of service since the employee’s last hire date (or such lesser period as the ESPP Administrator may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the ESPP Administrator may determine), (iii) customarily works not more than 5 months per calendar year (or such lesser period as the ESPP Administrator may determine), (iv) is a highly compensated employee within the meaning of the Code, or (v) has not satisfied such other criteria as the ESPP Administrator may determine consistent with

Section 423 of the Code. Unless otherwise determined by the ESPP Administrator for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than 5 months per calendar year.

No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’ Employee Stock Purchase Plans, do not permit such eligible employee’s rights to purchase stock to accrue in excess of $25,000 worth of stock in any calendar year.

Participation in the ESPP

On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of our Class A common stock purchasable either with a percentage or with a maximum dollar amount, as designated by the ESPP Administrator; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the ESPP Administrator determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.

Purchase Price

The purchase price of shares of our Class A common stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of our Class A common stock on the offering date; or (ii) 85% of the fair market value of the shares of our Class A common stock on the applicable purchase date (i.e., the last day of the applicable purchase period).

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.

Purchase of Stock

The ESPP Administrator will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of our Class A common stock will be purchased in accordance with such offering. In connection with each offering, the ESPP Administrator may specify a maximum number of shares of our Class A common stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of our Class A common stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any ESPP Administrator action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of our Class A common stock available will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

During an offering, a participant may cease making contributions and withdraw from the offering by delivering to us or any third party designated by us a company provided withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Termination of Eligibility

Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We will have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.

Leave of Absence

A participant will not be deemed to have terminated employment or failed to remain continuously employed by us or a Designated Company in the case of sick leave, military leave, or any other leave of absence approved by us; provided that such leave is for a period of not more than three months or reemployment upon the expiration of such leave is guaranteed by contract or statute. We will have sole discretion to determine whether a participant has terminated employment and the effective date on which the participant terminated employment, regardless of any notice period or garden leave required under local law.

Employment Transfers

Unless otherwise determined by the ESPP Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between us and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the ESPP or an offering; however, if a participant transfers from an offering under the 423 Component to an offering under the Non-423 Component, the exercise of the participant’s purchase right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a participant transfers from an offering under the Non-423 Component to an offering under the 423 Component, the exercise of the purchase right will remain non-qualified under the Non-423 Component. In the event that a participant’s purchase right is terminated under the ESPP, we will distribute as soon as practicable to such individual all of his or her accumulated but unused contributions.

Restrictions on Transfer

During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.

Exercise of Purchase Rights

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of our Class A common stock, up to the maximum number of shares of our Class A common stock permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the offering, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of our Class A common stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.

No purchase rights may be exercised to any extent unless and until the shares of our Class A common stock to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the U.S. Securities Act of 1933, as amended, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. If, on the purchase date, as delayed to the maximum extent permissible, the shares of our Class A common stock are not registered and the ESPP is not in material compliance with all applicable laws or regulations, as determined by us in our sole discretion, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.

Capitalization Adjustments

In the event of a capitalization adjustment, the ESPP Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the ESPP, (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing offering.

Dissolution or Liquidation

In the event of our company’s dissolution or liquidation, the ESPP Administrator will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The ESPP Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering..

Effect of Certain Corporate Transactions

In the event of:

•	a transfer of all or substantially all of our company’s assets;

•	a merger, consolidation or other capital reorganization or business combination transaction of our company with or into another corporation, entity or person; or

•	the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock;

then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our Class A common stock prior to the corporate transaction under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The ESPP Administrator will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering..

Spin-Off

In the event of a spin-off or similar transaction involving us, the ESPP Administrator may take actions deemed necessary or appropriate in connection with an ongoing offering and subject to compliance with applicable laws (including the assumption of purchase rights under an ongoing offering by the spun-off company, or shortening an offering and scheduling a new purchase date prior to the closing of such transaction). In the absence of any such action by the ESPP Administrator, a participant in an ongoing offering whose employer ceases to qualify as a related corporation as of the closing of a spin-off or similar transaction will be treated in the same manner as if the participant had terminated employment.

Amendment, Termination or Suspension of the ESPP

The ESPP Administrator may amend the ESPP at any time in any respect the ESPP Administrator deems necessary or advisable. However, except with respect to capitalization adjustments described above, shareholder approval will be required for any amendment of the ESPP for which shareholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of our Class A common stock available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which shares of our Class A common stock may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent shareholder approval is required by applicable laws.

The ESPP Administrator may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.

Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

Executive Incentive Bonus Plan

On January 7, 2021, our board of directors approved the Executive Incentive Bonus Plan (the “Bonus Plan”).

General

The purpose of the Bonus Plan is to motivate and reward eligible officers and employees of Clover Health, including the named executive officers, for their contributions toward the achievement of certain performance goals. The Bonus Plan is administered by the compensation committee of Clover Health’s board of directors, which shall have the discretionary authority to interpret the provisions of the Bonus Plan, including all decisions on eligibility to participate, the establishment of performance goals, the number of awards payable under the plan, and the payment of awards. The compensation committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Bonus Plan to one or more directors and/or officers of Clover Health. The compensation committee may terminate the Bonus Plan at any time, provided such termination shall not affect the payment of any awards accrued under the Bonus Plan prior to the date of the termination. The compensation committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Bonus Plan in whole or in part.

Targets and Performance Criteria

The compensation committee may establish cash bonus targets and corporate performance metrics for a specific performance period or fiscal year pursuant to the Bonus Plan. Corporate performance goals may be based on wide-ranging criteria and metrics described in the plan. However, awards issued to participants may also take into account other factors, including subjective factors. Performance goals may differ from participant to participant, performance period to performance period, and from award to award.

Eligibility and Clawback

Unless otherwise determined by the compensation committee, a participant must be actively employed and in good standing with Clover Health on the date the award is paid. The compensation committee may make exceptions to this requirement in the case of retirement, death or disability, an unqualified leave of absence or under other circumstances, as determined by the compensation committee in its sole discretion.

Awards granted under the Bonus Plan are subject to applicable laws and clawback policies requiring forfeiture or repayment of amounts paid under the plan. The compensation committee may require a participant to forfeit or return to and/or reimburse Clover Health for any amounts paid with respect to an award, pursuant to the terms of any Clover Health clawback policy or as necessary or appropriate to comply with applicable laws.